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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pacific Pharmaceuticals, Inc. on Form S-8 of our report dated May 2, 1997 (June 23, 1997 as to the first paragraph of Note 8 and August 7, 1997 as to the second paragraph of Note 8), which report includes an explanatory paragraph referring to the activities of the Company as those of a development stage enterprise, appearing in the Annual Report on Form 10-K of Pacific Pharmaceuticals, Inc. for the year ended March 31, 1997.


/s/ DeLoitte & Touche LLP
-------------------------


San Diego, California
May 20, 1998